EXHIBIT 23.3

Cordovano and Honeck LLP Consent

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 11, 2008, relating to the consolidated financial statements of La Cortez, Inc., as of December 31, 2007, and for the fiscal year then ended, which are contained in the Prospectus contained therein.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus contained therein

/s/ Cordovano and Honeck LLP

Englewood, Colorado
November 6, 2009